                                                                    EXHIBIT 3.5


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                OBJECTSPACE, INC.

                     (Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware)


         ObjectSpace, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: The Certificate of Incorporation of the Corporation is hereby amended by replacing Article THIRTEENTH in its entirety with the Article THIRTEENTH set forth on Exhibit A attached hereto and incorporated herein by this reference.

         SECOND: The Board of Directors of the Corporation at a duly held Board meeting approved a resolution setting forth the above-referenced amendment, declaring such amendment to be advisable, and calling for a vote of the stockholders of the Corporation on such amendment.

         THIRD: The stockholders of the Corporation signed a written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware approving the above-referenced amendment.

         FOURTH: The above-referenced amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                                      *****

                                                                    EXHIBIT 3.5



         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed and attested as of March 30, 2000.


                                          ObjectSpace, Inc.


                                          By:  /s/ DAVID NORRIS
                                             -------------------------------
                                               David Norris, President


ATTEST:


By:   /s/ PAUL A. LIPARI
   -------------------------------
      Paul A. Lipari,  Secretary




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
                                                                    EXHIBIT 3.5



                                    EXHIBIT A


         THIRTEENTH: Effective immediately following the consummation of the initial public offering of the Corporation's Common Stock pursuant to a registration statement declared effective under the Securities Act of 1933, as amended and including any successor provisions thereto, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.


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